Sheet1

ML Variable Series Funds, Inc.
Series Number: 1
File Number: 811-3290
CIK Number: 355916
Reserve Assets Fund
For the Period Ending: 06/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the six months ended June 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/09/2002	$ 150	Toyota Motor Credit Corp.	1.80%	01/17/2002
01/23/2002	214	Verizon Network	1.72	04/23/2002
01/28/2002	250	Edison Asset Securitiz	1.79	04/26/2002
01/28/2002	245	Windmill Funding Corp	1.79	03/01/2002
02/01/2002	465	Clipper Receivables Corp	1.84	02/22/2002
02/06/2002	439	Enterprise Funding Cp	1.80	04/30/2002
02/11/2002	445	Old Line Funding Corp.	1.81	04/11/2002
02/12/2002	225	Nordea North America	1.85	02/25/2002
02/14/2002	260	Emerson Electric	1.75	02/22/2002
02/19/2002	290	Apreco, Inc	1.81	04/03/2002
02/19/2002	290	Falcon Asset Sec	1.80	03/18/2002
02/22/2002	280	Tulip Funding Corp	1.80	03/15/2002
02/25/2002	250	Delaware Funding Corp.	1.79	03/28/2002
03/14/2002	252	Forrestal Funding Ms Tr	1.82	04/15/2002
03/18/2002	156	Bank of Nova Scotia	1.80	03/19/2002
04/03/2002	270	Apreco, Inc	1.84	05/13/2002
04/10/2002	200	Clipper Receivables Corp	1.82	05/06/2002
04/15/2002	400	Clipper Receivables Corp	1.81	05/15/2002
04/23/2002	155	Verizon Network	1.75	04/25/2002
05/02/2002	289	Apreco, Inc	1.79	05/16/2002
05/08/2002	283	Clipper Receivables Corp	1.78	06/12/2002
05/13/2002	150	Coca Cola Company	1.80	06/18/2002
05/17/2002	253	Old Line Funding Corp.	1.81	07/09/2002
05/23/2002	298	Edison Asset Securitiz	1.92	10/02/2002
05/28/2002	258	Falcon Asset Sec	1.78	05/29/2002
06/03/2002	107	Svenska Handelsbanken	1.80	08/16/2002
06/07/2002	250	Clipper Receivables Corp	1.79	08/01/2002
06/10/2002	100	UBS Finance Delaware Inc	1.80	06/28/2002
06/13/2002	193	Svenska Handelsbanken	1.80	08/16/2002
06/14/2002	232	General Electric Capital	1.85	11/04/2002
06/18/2002	253	Amsterdam Funding Corp	1.79	07/23/2002
06/21/2002	112	General Electric Capital	1.85	11/04/2002
06/25/2002	100	UBS Finance Delaware Inc	1.77	06/26/2002

Last Updated on 08/26/2002
By Win95 User